Exhibit No. 10.31

EXHIBIT 1

SECOND RELEASE AGREEMENT

THIS SECOND RELEASE AGREEMENT (the “Second Release”) is made as of this 20th day of February, 2024, by and between Monica M. Maheshwari (“Executive”) and Armstrong World Industries, Inc. (the “Company”).

1.
FOR AND IN CONSIDERATION of the payments and benefits provided in the Severance Agreement between Executive and the Company dated as of March 1, 2023 (the “Severance Agreement”), Executive, for herself, her successors and assigns, executors and administrators, now and forever hereby irrevocably and unconditionally releases and discharges the Company, together with all of its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (hereinafter collectively referred to as the “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Executive or Executive’s executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever; arising from the beginning of time up to the date of the Second Release: (i) relating in any way to Executive’s employment relationship with the Company or any of the Releasees, or the termination of Executive’s employment relationship with the Company or any of the Releasees; (ii) arising under or relating to the Severance Agreement; (iii) arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Acts of 1866 and 991; 42 U.S.C. §1981; Section 503 of the Rehabilitation Act of 1973; the Fair Labor Standards Act (including the Equal Pay Act); the Genetic Information Non-Discrimination Act; the Immigration Reform and Control Act; the National Labor Relations Act; the Americans with Disabilities Act as amended; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974, as amended, and/or all applicable state laws against discrimination, each as amended; (iv) relating to wrongful employment termination or breach of contract; or (v) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and Executive; provided, however, that notwithstanding the foregoing, nothing contained in the Second Release shall in any way diminish or impair: (i) the Executive’s ability to enforce the provisions of Section 6.1 of the Severance

Agreement, (ii) any direct or indirect holdings of equity in Armstrong World Industries, Inc. or any vested awards (or awards which may vest) which Executive has under any equity, equity-based, stock option or similar plan, agreement or program, which equity and awards shall be subject to all the terms and conditions of such documents; (iii) any claims for accrued and vested benefits under any of the Company’s employee retirement and welfare benefit plans; and (iv) any rights or claims Executive may have that cannot be waived under applicable law, including and subject to the terms set forth in Section 9.6 of the Severance Agreement (collectively, the “Excluded Claims”). Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Releasees have fully satisfied any and all obligations whatsoever owed to Executive arising out of Executive’s employment with the Company or any of the Releasees, and that no further payments or benefits are owed to Executive by the Company or any of the Releasees.
2.
Executive understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for back pay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.
3.
Executive acknowledges and agrees that Executive has been advised to consult with an attorney of Executive’s choosing prior to signing the Second Release. Executive acknowledges and agrees that Executive has reviewed the Second Release with an attorney of Executive’s choice. Executive also agrees that Executive has entered into the Second Release knowingly and voluntarily. Executive further acknowledges and agrees that Executive has had at least twenty-one (21) calendar days to consider the Second Release, provided that Executive may not sign the Second Release prior to February 29, 2024. In addition, once Executive has signed the Second Release, Executive shall have seven (7) additional days from the date of execution to revoke Executive’s consent and may do so only by writing to: Armstrong World Industries, Inc., P.O. Box 3001, Lancaster, Pennsylvania 17604, Attention: General Counsel. The Second Release shall not be effective until the eighth (8th) day after Executive shall have executed the Second Release and returned it to the Company, assuming that Executive had not revoked Executive’s consent to the Second Release prior to such date. No payments shall be due under Section 6 of the Severance Agreement unless this Second Release has become effective, and no such amounts shall be paid until the times set forth therein.
4.
It is understood and agreed by Executive that the payments and benefits provided to Executive are not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

5.
The Second Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of Executive’s claims. Executive further acknowledges that Executive has had a full and reasonable opportunity to consider the Second Release and that Executive has not been pressured or in any way coerced into executing the Second Release.
6.
The exclusive venue for any disputes arising hereunder shall be the state or federal courts located in the Commonwealth of Pennsylvania, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
7.
The Second Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.
8.
The Second Release shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, Executive and the Company have executed the Second Release as of the date and year first written above.

ARMSTRONG WORLD INDUSTRIES, INC.

By: /s/ Austin K. So

Name: Austin K. So
Title: General Counsel

/s/ Monica M. Maheshwari

Monica M. Maheshwari